SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

   Filed by the Registrant [  ]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X ] Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section  240.14a-11(c) or Section
        240.14a-12


                                   JOTAN, INC.
                (Name of Registrant as Specified in its Charter)


   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

                                   JOTAN, INC.
                               118 W. Adams Street
                                  P.O. Box 836
                          Jacksonville, Florida  32201


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


   To be held on July 21, 1998

   TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Jotan, Inc., a Florida corporation (the "Company"), will be held on July 21, 1998 at 1:00 p.m. Eastern Time, at the Omni Jacksonville Hotel, 245 West Water Street, Jacksonville, Florida for the following purposes:

        1. For the holders of Common Stock and Series A Convertible Preferred Stock, voting together as a single class, to elect three directors and the holders of Series B Redeemable Preferred Stock to elect three directors, each to serve a one-year term scheduled to end in conjunction with the next Annual Meeting of Shareholders or until his successor is elected and qualified;

        2. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of Common Stock issuable thereunder from 40,000,000 to 150,000,000 shares;

        3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on June 10, 1998 are entitled to notice of and to vote at the Meeting.

        All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date, and return the enclosed proxy for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                            By order of the Board of Directors,

                            /s/ Edward L. Lipscomb

                            Edward L. Lipscomb, Secretary

                                   JOTAN, INC.
                              118 West Adams Street
                                  P.O. Box 836
                          Jacksonville, Florida  32201



             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 21, 1998


                                  INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jotan, Inc., (the "Company" or "Jotan") of proxies for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held Tuesday, July 21, 1998 at the Omni Hotel, Jacksonville, Florida, commencing at 1:00 p.m., Eastern time, and any adjournments thereof. The principal executive offices of the Company are located at 118 West Adams Street, Jacksonville, Florida 32202. This Proxy Statement and the accompany Proxy Card are first being mailed to the stockholders on or about June 19, 1998.

        The Company's Annual Report to Shareholders for the year ended December 31, 1997, is being mailed to the stockholders with the mailing of this Proxy Statement.


                                  SOLICITATION

        The costs of preparing, assembling and mailing the proxy materials will be borne by the Company. Certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies in addition to this solicitation by mail. The Company expects to reimburse brokers, banks, custodians and other nominees for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Stock.


                  VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

        Each share of common stock par value $0.01 per share (the "Common Stock") is entitled to one vote at the Meeting, and each share of Series A Convertible Preferred Stock, $0.01 par value (the "Series A Convertible Preferred Stock") is entitled to two votes per share. The Board of Directors has fixed June 10, 1998 as the record date for determining stockholders who are entitled to vote at the meeting. At the close of business on that date, there were outstanding and entitled to vote 21,414,013 shares of Common Stock held by approximately 125 stockholders of record and 1,435,705 shares of Series A Convertible Preferred Stock held by one stockholder of record. The holders of a majority of the votes represented by the Common Stock and the Series A Convertible Preferred Stock, voting together as a single class (the "Voting Stock"), will constitute a quorum for the Meeting. If a quorum is present, (i) the affirmative vote of the holders of a plurality of the votes represented by the shares of Voting Stock present or represented at the Meeting is required for the election of three Directors; (ii) both the affirmative vote of the holders of a majority of the votes represented by the shares of Voting Stock voting thereon and the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock voting thereon are required to approve the proposed amendment to the Company's Articles of Incorporation; and (iii) the affirmative vote of the holders of a majority of the votes represented by the Voting Stock present or represented at the Meeting is required for approval of any other matter to be voted upon. Abstentions and broker non-votes each are included in determining the number of shares present at the Meeting, but are not counted in tabulations of the votes cast on proposals.

        All proxies will be voted in accordance with the instructions contained therein, and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in the accompanying Notice of Meeting and this Proxy Statement. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, by execution and delivery of a subsequent proxy or by attending the Meeting, giving notice and voting in person. Please note that a revocation shall not be effective as to any matter upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by the Proxy.


            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        Two nominees for members of the Board of Directors, Jeffrey P. Sangalis and James P. Wilson are principals in, and one director nominee, Philip A. Davidson, is a managing director of, Rice, Sangalis, Toole & Wilson, the manager of Rice Partners, II, L.P. ("Rice"). As of April 14, 1998, in connection with the purchase by Rice of $250,000 of the Company's Series B Redeemable Preferred Stock in January, 1998 and the purchase of $1,250,000 of senior subordinated notes as of April 14, 1998, the Company issued to Rice warrants (the "April Warrants") to purchase 8,475,638 shares and 42,377,173 shares, respectively, of the Company's common stock at a nominal exercise price. The number of shares of common stock issuable under the April Warrants may be reduced if a fairness opinion that has been requested by the Company indicates that the number of shares issuable under the April Warrants is not fair to the Company's shareholders. The exercise of the April Warrants is conditioned upon approval of the proposal to amend the Company's Articles of Incorporation to increase the Company's authorized shares from 40,000,000 to 150,000,000 by the holders of a majority of the Company's common stock and by the holders of a majority of Voting Stock. As of April 14, 1998, Rice, by exercising a warrant issued by the Company to Rice as of February 27, 1998, acquired 15,717,402 shares of the Company's common stock. If Rice votes all of its shares in favor of the proposal to so amend the Company's Articles of Incorporation, this vote alone will constitute the vote required to approve this proposal.


                                CHANGE OF CONTROL

        As of February 28, 1997, the Company issued senior subordinated debt, senior preferred stock and warrants to purchase shares of Common Stock in a transaction (the "Change of Control Transaction") which resulted in a change of control of the Company as more fully described in an Information Statement Pursuant to Section 14(f) of the Securities and Exchange Act of 1934 and Rule 14f-1 thereunder which was mailed to holders of the Company's common stock and Series A Convertible Preferred Stock on or about February 18, 1997. The Company issued to Rice Partners II, L.P., a Delaware limited partnership ("Rice") $7 million of senior subordinated debt and $8 million of its newly created Series B Redeemable Preferred Stock. The Company also issued to F-Southland, L.L.C., a North Carolina limited liability company, and FF-Southland, L.P., a North Carolina limited partnership (collectively, the "Southland Purchasers"), entities affiliated with Franklin Street/Fairview Capital, L.L.C. ("Fairview"), an aggregate of $2 million of senior subordinated debt and $2 million of its Series B Redeemable Preferred Stock. The Company also issued to Rice warrants which, if exercised for an aggregate purchase price of less than $200, would result in Rice owning approximately 51.4% of the Company's issued and outstanding Common Stock, on a fully diluted basis after conversion of the Series A Convertible Preferred Stock. The Company also issued to the Southland Purchasers warrants which, if exercised for an aggregate purchase price of less than $200, and together with the conversion of the Series A Convertible Preferred Stock, would result in affiliates of Fairview owning approximately 24.5% of the Company's issued and outstanding Common Stock, on a fully diluted basis. The funds received by the Company in the Change of Control Transaction, together with funds obtained through credit facilities established with Banque Paribas, were used by the Company to acquire all of the outstanding capital stock of Southland Holding Company ("Southland") for an aggregate purchase price of approximately $27.5 million and non-competition fees to the shareholders of Southland in the aggregate amount of $6,570,249 and to provide a funding base for additional possible acquisitions.

        In connection with the Change of Control Transaction, Rice was given the right to elect a majority of the members of the Company's Board of Directors for so long as Rice owns at least 10% of the equity interest in the Company that it acquired on February 28, 1997. In addition, the Southland Purchasers were given the right to elect one member of the Company's Board of Directors. The Company's Restated Articles of Incorporation were amended to provide that the Series B Redeemable Preferred Stock (voting separately as a class) has the right to elect a majority of the Board of Directors.

        Rice and the Southland Purchasers were paid a pro rata fee of $225,000 for providing the subordinated debt financing and a pro rata fee of $250,000 for providing the senior redeemable preferred stock financing.

        Two members of the Board of Directors of the Company which approved the Change of Control Transaction, James D. Lumsden and Jeremiah M. Callahan, are members of Fairview, the controlling entity of each of the Southland Purchasers. Fairview also is the controlling entity of F-Jotan, L.L.C., the holder of the Company's Series A Convertible Preferred Stock, the consent of which was required and obtained in order to consummate the Change of Control Transaction.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 15, 1998, concerning beneficial ownership of voting securities of the Company by (i) each person known by the Company to be the owner of more than 5% of each outstanding class of the Company's voting securities, (ii) all directors and nominees, (iii) the individuals named in the Summary Compensation Table elsewhere herein, and (iv) all executive officers and directors as a group.

                                                   Amount and                Percent
                                                   Nature of      Percent      of
        Name and Address            Title of       Beneficial       of       Voting
      of Beneficial Owner            Class         Ownership(1)   Class(2)   Stock(3)
      -------------------           --------       ------------   --------   --------

    Rice Partners II, L.P.(4)       Common          66,570,213      92.1%      88.6%
    5847 San Felipe, Suite 4350     B Preferred         54,375      84.5
    Houston, TX  77057
    Jeffrey P. Sangalis (5)         Common          66,570,213      92.1       88.6
    5847 San Felipe, Suite 4350     B Preferred         54,375      84.5
    Houston, TX  77057

    Philip A. Davidson (5)          Common          66,570,213      92.1       88.6
    5847 San Felipe, Suite 4350     B Preferred         54,375      84.5
    Houston, TX  77057

    James P. Wilson (5)             Common          66,570,213      92.1       88.6
    5847 San Felipe, Suite 4350     B Preferred         54,375      84.5
    Houston, TX  77057

    F-Jotan, L.L.C.                 Common           5,985,472      21.9       21.9
    F-Southland, L.L.C. and         A Preferred      1,435,705     100.0
    FF-Southland, L.P. (6)          B Preferred         10,000      15.5
    702 Oberlin Road, Suite 150
    Raleigh, NC  27605

    Jeremiah Callahan(6)(7)         Common           5,988,072      21.9       21.9
    702 Oberlin Road, Suite 150     A Preferred      1,435,705     100.0
    Raleigh, NC  27605              B Preferred         10,000      15.6

    James D. Lumsden(6)(7)          Common           5,988,072      21.9       21.9
    702 Oberlin Road, Suite 150     A Preferred      1,435,705     100.0
    Raleigh, NC  27605              B Preferred         10,000      15.6

    Shea E. Ralph (8)               Common             983,000       4.6        4.1
    118 West Adams Street
    Jacksonville, FL  32201

    William Ames                    -                        0         0          0
    Raleigh C. Minor                -                        0         0          0

    All directors and executive     Common          73,538,685      94.0       94.0
    officers as a group             A Preferred      1,435,705    100.00
                                    B Preferred         64,375    100.00


   (1) Pursuant to rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or the sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security. The number of shares of Common Stock includes the number of shares of Common Stock that are subject to the exercise of options or warrants within 60 days of the date of this Proxy Statement and the number of shares of Common Stock issuable upon conversion of such beneficial owner's shares of Series A Convertible Preferred Stock (each of which is immediately convertible into two shares of Common Stock), excluding accrued dividends thereon.
   (2) Percent of Class of Common Stock with respect to each beneficial owner of Common Stock was calculated based on the ratio of the number of shares of Common Stock beneficially owned by such beneficial owner to the sum of (a) the total number of outstanding shares of Common Stock as of April 15, 1998, (b) the number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock (each of which is immediately convertible into two shares of Common Stock) held by the applicable beneficial owner and (c) the number of shares of Common Stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of the date of this Proxy Statement. Percent of Class of Series A Convertible Preferred Stock was calculated based on the ratio of the number of shares of Series A Convertible Preferred Stock beneficially owned by such beneficial owner to the total number of outstanding shares of Series A Convertible Preferred Stock. Percent of Class of Series B Redeemable Preferred Stock was calculated based on the ratio of the number of shares of Series B Redeemable Preferred Stock beneficially owned by such beneficial owner to the total number of outstanding shares of Series B Redeemable Preferred Stock.
   (3) Percent of Voting Stock with respect to each beneficial owner was calculated based on the ratio of the number of shares of Common Stock beneficially owned by such beneficial owner to the sum of (a) the total number of outstanding shares of Common Stock as of April 15, 1998, (b) the number of shares of Common Stock issuable upon conversion of shares of Series A Convertible Preferred Stock (each of which is immediately convertible into two shares of Common Stock) and
        (c) the number of shares of Common Stock issuable upon exercise of options or warrants held by the applicable beneficial owner exercisable within 60 days of the date of this Proxy Statement.
   (4) Includes 50,852,811 shares of Common Stock issuable under warrants owned by Rice Partners, II, L.P. The number of shares of Common Stock issuable under these warrants may be reduced if a fairness opinion which has been requested by the Company indicates that the number of shares issuable under the warrants is not fair to the Company's shareholders. The exercise of such warrants is also subject to approval by the holders of Voting Stock and the holders of Common Stock of an amendment to the Articles of Incorporation of the Registrant increasing its authorized common stock and the filing of such an amendment with the Florida Secretary of State. The affirmative vote of Rice alone will constitute the vote required for such shareholder approval.
   (5) Jeffrey P. Sangalis and James P. Wilson, directors of the Company, are principals of Rice, Sangalis, Toole & Wilson, the manager of Rice Partners II, L.P. Philip A. Davidson is a Managing Director of Rice, Sangalis, Toole & Wilson, the manager of Rice Partners II, L.P. The shares shown as owned by Messrs. Sangalis, Davidson and Wilson are the same shares and consist in each case of the shares owned by Rice Partners II, L.P., which are deemed to be beneficially owned by Messrs. Sangalis, Davidson, and Wilson due to their ability to control Rice Partners II, L.P. with regard to the voting and disposition of such shares.
   (6) Includes (i) 5,000 shares of Series B Redeemable Preferred Stock beneficially owned by F-Southland, L.L.C., (ii) 5,000 shares of Series B Redeemable Preferred Stock beneficially owned by FF-Southland, L.P., (iii) 1,557,031 shares of Common Stock issuable under warrants owned by F-Southland, L.L.C., (iv) 1,557,031 shares of Common Stock issuable under warrants owned by FF-Southland, L.P., and
        (v) 2,871,410 shares of Common Stock issuable to F-Jotan, L.L.C. on conversion of 1,435,705 shares of Series A Convertible Preferred Stock owned by F-Jotan, L.L.C. Shares owned by F-Southland, L.L.C., FF-Southland, L.P. and F-Jotan, L.L.C. (the "Fairview Shareholders") are deemed to be beneficially owned by all Fairview Shareholders by virtue of having a common manager.
   (7) James D. Lumsden, a director of the Company, Jeremiah Callahan, a former director and former chief executive officer of the company, are each a member of Franklin Street/Fairview Capital, L.L.C., the manager of F-Jotan, F-Southland, L.L.C. and FF-Southland, L.P. The shares shown as owned by Mr. Lumsden are the same shares and consist in each case of the shares beneficially owned by F-Jotan, F-Southland, L.L.C. and FF-Southland, L.P. over which Mr. Lumsden and Mr. Callahan have shared voting investment power (except for 2,600 and 2,800 shares of common stock owned directly by Mr. Lumsden and Mr. Callahan, respectively, which were received for services provided as directors of the Company prior to February 28, 1997.
   (8) Includes 33,000 shares of Common Stock issuable upon exercise of employee stock options.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

        The Board of Directors of the Company has nominated Shea E. Ralph, Raleigh C. Minor and James D. Lumsden as directors to stand for election by the holders of the Voting Stock, and the holders of the Series B Redeemable Preferred Stock, who have the right to elect a majority of the Board of Directors, have nominated Jeffrey P. Sangalis, Philip A. Davidson and James P. Wilson to stand for reelection by such holders (collectively, the "Series B Nominees"). Pursuant to a separate Shareholder Agreement among the Company, F-Jotan, Rice, the Southland Purchasers and Shea E. Ralph, Mr. Lumsden has been nominated as the designee of the Southland Purchasers and Messrs. Sangalis, Davidson and Wilson have been nominated as the designees of Rice, and the parties to the Shareholder Agreement have agreed to vote in favor of such designees. Under such Shareholder Agreement and the Company's Articles of Incorporation, Rice has the right, but not the obligation, to designate a majority of the members of the Board of Directors and its failure to do so at this time is not a waiver of its right to designate an additional director at a later date in accordance with the provisions of the Shareholder Agreement. All of the individuals nominated except Mr. Minor are currently directors of the Company. Only the holders of Series B Redeemable Preferred Stock have the right to vote for the election of directors to fill the positions held by the Series B Nominees. The holders of the Voting Stock have the right to vote for the election of the remaining directors. Proxies solicited by the Board of Directors relate only to the election of Mr. Ralph, Mr. Minor and Mr. Lumsden as its nominees for such directorships. The Company expects each of the nominees to be available to serve as a Director. If, however, Mr. Ralph, Mr. Minor or Mr. Lumsden is unable or declines to serve for any reason, proxies will be voted (in the absence of any contrary specification by a stockholder) for the election of a substitute nominee selected by the proxy holders.

        All directors hold office until the next annual meeting of Shareholders and until their successors have been duly elected and qualified. For each nominee's beneficial ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The business experience during the past five years of each of the nominees is as follows:

        The names and ages of the directors, director nominees and executive officers of the Company and the business experience during the past five years of each of the directors and executive officers of the Company are as follows:

        SHEA E. RALPH, age 37, has been a director of the Company since March 1994. From March 1994 until February 1997, Mr. Ralph was President and Chief Executive Officer of the Company. He served as Vice President of Atlantic Bag & Paper Company (a former subsidiary of the Company) from 1988 to 1993.

        JEFFREY P. SANGALIS, age 39, has been a director of the Company since February 1997. He is a founding principal of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies, and has served in that capacity since 1989. Mr. Sangalis serves as a director of Bayou Steel Corporation, a producer of light structural steel products.

        PHILIP A. DAVIDSON, age 33, has been a director of the Company since February 1997. He has been a Managing Director since 1993 of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies.

        JAMES P. WILSON, age 39, has been a director of the Company since February 1997. He is a founding Principal of Rice, Sangalis, Toole & Wilson, a private investment firm based in Houston, Texas, which manages Rice Partners II, L.P., a private investment fund organized to invest in subordinated debt and equity securities of middle market companies, and has served in that capacity since 1989.

        JAMES D. LUMSDEN, age 44, has been a director of the Company since March, 1998 and served as a director of the Company from May, 1996 until February, 1997. Mr. Lumsden is President and Managing Principal of Franklin Street/Fairview Capital, L.L.C., a private investment fund.
   Prior to that time, Mr. Lumsden was President and co-founder of Fairview Advisors, Inc., a regional investor in assets held by the Resolution Trust Corporation.

        RALEIGH C. MINOR, age 61, is a director nominee and has been President and Chief Executive Officer of the Company since April, 1998. Since 1986, Mr. Minor was a principal and Chairman of the Board of Allomet Partners, Ltd., a general management consulting firm engaged by the Company and which specializes in turnarounds and crisis management. As a principal of Allomet, Mr. Minor served as Interim Chief Executive Officer of the Company from January, 1998 until his election as President and Chief Executive Officer.

        EDWARD L. LIPSCOMB, age 48, joined the Company in October, 1997. Prior to that time, he was Vice President and Chief Financial Officer of Bancroft Bag, Inc. He has held financial and operating management positions with Domtar, Inc. (Vice President Administration) and Stone Container.

   None of the officers, directors, or control persons of the Company have been an executive officer or partner of any business which filed or was subject to any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, have been the subject of any order, judgement, or decree involving the violation of any state or federal securities or commodities laws or limiting his involvement in any type of business, securities, or banking activities.

        The Board of Directors unanimously recommends a vote "FOR" Mr. Ralph, Mr. Minor and Mr. Lumsden as its nominees for reelection by the holders of the Voting Stock.



                                 PROPOSAL NO. 2
                 PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION

        The Board of Directors also has proposed that Section 4.1 of the Company's Articles of Incorporation be amended to increase the number of authorized shares of Common Stock from 40 million to 150 million shares. As of the date of the Proxy Statement, the Company had outstanding 21,414,013 shares of Common Stock and additionally had reserved for issuance (i) 3,114,062 shares issuable on exercise of warrants held by the Southland Purchasers; (ii) 2,871,410 shares issuable upon the conversion of the Series A Convertible Preferred Stock held by F-Jotan; and
   (iii) 2,000,000 shares reserved for issuance under the Company's 1996 Long-Term Incentive Plan. In addition, the Company has issued to Rice
   (i) a warrant (the "Second Supplemental Warrant A-3") for the purchase of 8,475,638 shares of common stock and (ii) a warrant (the "Priority Warrant" and, collectively with the Second Supplemental Warrant A-3, the "Rice Warrants") for the purchase of 42,377,173 shares of Common Stock. The number of shares issuable under the Second Supplemental Warrant A-3 and the Priority Warrant may be reduced if a fairness opinion which has been requested by the Company from a third party indicates that the number of shares issuable thereunder is not fair to the Company's shareholders. The exercise of the Second Supplemental Warrant A-3 and the Priority Warrant are conditioned on approval of the proposed amendment to the Company's Articles of Incorporation. Currently, the Company does not have sufficient authorized common stock to issue the number of shares issuable under the Rice Warrants. The Company agreed with Rice to use its diligent best efforts to obtain the required shareholder approval of the proposed amendment. The Board of Directors believes that it is in the best interest of the Company to have sufficient authorized but unissued Common Stock to enable the Company to meet its obligations to Rice and to have additional authorized shares for other general corporate purposes as described below.

        The text of the proposed amendment is included as part of Exhibit A. The additional authorized shares may be used for any proper corporate purpose approved by the Board of Directors. The availability of additional authorized shares would enable the Board of Directors to act with flexibility and dispatch when favorable opportunities arise to enhance the Company's capital structure. Additional shares may be issued in connection with acquisitions of properties or businesses, raising additional capital for the Company, employee benefit plans, and stock dividends. The issuance of additional shares of Common Stock will likely result in dilution of the interest of existing shareholders. The Company has no present plans, agreements, commitments, undertakings or proposals with respect to the issuance and sale of additional authorized shares of Common Stock except with respect to the shares reserved for future issuance under the Rice Warrants as described above. Shareholders do not have preemptive rights to purchase any additional shares issued except for preemptive rights of Rice, F-Jotan and the Southland Purchasers arising under certain Shareholder Agreements entered into by the Company which rights have been waived.

        Both the affirmative vote of a majority of the total votes cast represented by the holders of Voting Stock voting on Proposal 2 and the affirmative vote of a majority of the total votes cast represented by holders of Common Stock voting on Proposal 2 are required to approve the proposed Amendment to Section 4.1 increasing the number of authorized shares of Common Stock from 40 million to 150 million. For this purpose, broker non-votes and abstentions will not be counted.

        The Company's Board of Directors unanimously recommends a vote "FOR" the proposal to amend Section 4.1 of the Articles of Incorporation to increase the number of authorized shares of Common Stock to 150 million. All proxies solicited by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of the Company held 16 meetings during the year ended December 31, 1997. Each director attended at least 75% of the total number of Board and Committee meetings that they were eligible to attend. The Company's Board of Directors has two standing committees -- the Audit Committee and the Compensation Committee. The Board of Directors does not have a standing nominating committee, such function being reserved to the full Board of Directors.

        The Audit Committee presently consists of Mr. Ralph and Mr. Davidson. The Audit Committee has been assigned the principal functions of: (i) recommending the independent auditors; (ii) reviewing and approving the annual report of the independent auditors; (iii) approving the annual financial statements; and (iv) reviewing and approving summary reports of the auditors' findings and recommendations. During the year ended December 31, 1997, the Audit Committee conducted its business at meetings of the full Board of Directors and held no separate meetings.

        The Compensation Committee presently consists of Mr. Davidson and Mr. Sangalis. The Compensation Committee has been assigned the functions of approving and monitoring the remuneration arrangements for senior management. In addition, the Compensation Committee administers the Company's stock option plans. During the year ended December 31, 1997, the Compensation Committee conducted its business at meetings of the full Board of Directors and held no separate meetings.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations of the Securities Exchange Commission thereunder require the Company's executive officers, directors and persons who own more than 10% of the Company's common stock, as well as certain affiliates of such persons, to file reports of beneficial ownership of the Company's common stock and changes in such ownership with the Securities and Exchange Commission.

        The Company is not aware of whether Richard M. Gray, Gert Schumann, Suzi Hernandez, William A. Hightower, James D. Lumsden and Jeremiah M. Callahan, all of whom resigned as directors of the Company effective February 7, 1997 (except Mr. Callahan who resigned effective March 4,
   1998) engaged in any post-termination transactions reportable under SEC rules. In particular, the Company is not aware of whether any of such persons reported on a Form 5 between 2600 and 3000 shares of the Company's common stock acquired by each of these persons in April, 1997 as consideration for services provided to the Company as directors prior to February 7, 1997 (see "Director Compensation" below). The acquisition of such shares would have been exempt from immediate reporting under an SEC rule permitting the deferred reporting of small acquisitions.

        Edward L. Lipscomb filed a late Form 3 Initial Statement of Beneficial Ownership showing that he holds employee stock options to purchase 30,000 shares of the Company's common stock granted to him pursuant to his Employment Agreement with the Company.

        The Company is taking a number of steps to ensure that its directors, executive officers and greater than 10% shareholders are aware of and comply promptly with the reporting requirements of Section 16(a).


                               EXECUTIVE OFFICERS

        The following table sets forth the names of the executive officers of the Company their ages, their positions with the Company and their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. The term of the current executive officers expires on the date of the first meeting of the Board of Directors held following the 1998 Annual Meeting of shareholders. For information concerning executive officers' ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners" above.

        Executive officers are appointed annually by the Board of Directors, and each executive officer serves at the discretion of the Board of Directors.


                             EXECUTIVE COMPENSATION

        The following table sets forth the cash and non-cash compensation paid by the Company for services rendered for the fiscal years ended December 31, 1997, 1996 and 1995 to all individuals serving as the Company's Chief Executive Officer or President (the "Named Executive Officer"). No other executive officer of the Company received a salary in excess of $100,000 annually for the period depicted.

                           SUMMARY COMPENSATION TABLE
                               ANNUAL COMPENSATION

          Name and                                              All other
     Principal Position    Year     Salary          Bonus       Compensation
     ------------------    ----     ------          -----       ------------

    Shea E. Ralph,         1997    $118,748       $36,500(1)      $9,178(2)
    Chairman, President    1996      70,519             0          3,600(3)
    and Chief Executive    1995      60,599             0            720(3)
    Officer (prior to
    2/28/97)

    Jeffrey P. Sangalis,   1997         $ 0           $ 0             $ 0
    Chief Executive
    Officer (2/28/97 -
    6/11/97)

    Jeremiah Callahan,     1997         $ 0           $ 0             $ 0
    Chief Executive
    Officer (6/11/97 -
    10/1/97)

    William H. Ames        1997    $114,478           $ 0         $3,324(4)
    President
    (6/11/97 - 1/5/98)

   (1)  Bonus paid in connection with acquisition of Southland Holding
        Company.
   (2) Includes $1,978 paid as a matching contribution under the Company's 401(k) Plan and $7,200 paid as a car allowance.
   (3)  Car allowance.
   (4)  Matching contribution under the Company's 401(k) Plan.


        Since February 28, 1997, the Company has not compensated its directors for services provided as a director other than reimbursement for expenses incurred in connection with board and committee meetings attended. Prior to February 28, 1997 each director received 1,800 shares of the Company's common stock annually plus 100 additional shares of common stock for each meeting of the Board attended.


                              EMPLOYMENT AGREEMENTS

        During 1996, the Company entered into a three-year employment agreement with Shea E. Ralph pursuant to which he will receive an annual salary of $85,000 subject to adjustment by the Board of Directors. The employment agreement prohibits the employee from directly or indirectly competing with the Company during and for a period of two years following termination of his employment with the Company. In addition, the employment agreement requires the Company to pay Mr. Ralph his salary for the remaining portion of the three-year term in the event Mr. Ralph's employment is terminated without cause (as such term is defined in the employment agreement).


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During the Company's last two fiscal years, there have been no transactions between the Company and any officer, directors, nominees for election as director, or any shareholder owning greater than five percent (5%) of any class of the Company's voting securities, nor any member of any such person's immediate family, except as set forth below:

        Mr. Sidney Ralph, father of Shea E. Ralph, owns all of the outstanding shares of common stock of Total Supply Systems, Inc. ("Total Supply"), a private corporation. Total Supply has made certain financial advances to the Company pursuant to an arrangement similar to a line of credit with interest charged at prime plus one percent.

         On December 31, 1993, the Company purchased all of the outstanding capital stock of Atlantic Bag and Paper Company ("Atlantic Bag") from Total Supply in exchange for a $750,000 note payable to Total Supply. On September 8, 1994, the Company refinanced its short-term line of credit arrangement and the $750,000 note payable to Total Supply into a convertible subordinated debenture. On February 22, 1995, the Company entered into an agreement with Total Supply whereby the previous debt agreements were canceled and a new agreement put in their place. The revised agreement converted a portion of the face value ($919,833) into shares of Common Stock at fair value (determined to be $3.00) and the balance of $750,000 was payable over an 81-week period at $10,000 per week including interest at 9.25%. The balance due under the agreement was paid in full during September, 1996.

        The Company also leases a warehouse from Sidney Ralph and another warehouse from Total Supply. These two leases each have a term which expires in 2004 and a monthly lease payment of $4,000 and $1,000 respectively.

        On May 16, 1996, F-Jotan, L.L.C., a North Carolina limited liability company ("F-Jotan"), invested $2,000,000 in the Company in exchange for 100% of the outstanding Series A Convertible Preferred Stock. James D. Lumsden and Jeremiah M. Callahan are members of Franklin Street/Fairview Capital L.L. C. ("Fairview"), the manager of F-Jotan, and were elected to the Company's Board of Directors in 1996 in connection with the investment by F-Jotan. James D. Lumsden currently serves as a member of the Board of Directors of the Company.

        As of February 28, 1997, the Company issued to Rice Partners II, L.P., a Delaware limited partnership ("Rice") and to F-Southland, L.L.C., a North Carolina limited liability company, and FF-Southland, L.P., a North Carolina limited partnership (collectively, the "Southland Purchasers"), entities affiliated with F-Jotan, senior subordinated debt, senior preferred stock and warrants to purchase shares of Common Stock in a transaction (the "February 1997 Transaction") which resulted in a change of control of the Company. In connection with the February 1997 Transaction, Rice was given the right to elect a majority of the members of the Company's Board of Directors for so long as Rice owned at least 10% of the equity interest in the Company that it acquired on February 28, 1997. In addition, the Southland Purchasers were given the right to elect one member of the Company's Board of Directors. The Company's Restated Articles of Incorporation were amended to provide that the Series B Redeemable Preferred Stock (voting separately as a class) has the right to elect a majority of the Board of Directors.

        In the February 1997 Transaction, Rice and the Southland Purchasers were paid a pro rata fee of $225,000 for providing the subordinated debt financing and a pro rata fee of $225,000 for providing the senior redeemable preferred stock financing.

        Two members of the Board of Directors of the Company which approved the February 1997 Transaction, James D. Lumsden and Jeremiah M. Callahan, are members of Fairview, the controlling entity of each of the Southland Purchasers. Fairview also is the controlling entity of F-Jotan, the holder of the Company's Series A Convertible Preferred Stock, the consent of which was required and obtained in order to consummate this transaction.

        As of September 10, 1997, the Company issued to Rice an additional $2,625,000 of Series B Redeemable Preferred Stock and additional warrants to acquire 3,620,473 shares of the Company's common stock (the "September 1997 Transaction"). The funds received by the Company in the September 1997 Transaction facilitated the Company's acquisition of substantially all the assets of Cove Container Corporation.

        As of January 23, 1998 the Company issued to Rice $250,000 of Series B Redeemable Preferred Stock for cash the ("January 1998 Transaction"). The funds received were used by the Company to make payments to certain individuals who previously owned minority interests in certain Southland subsidiaries.

        As of April 14, 1998, as a condition to the most current amendment of the credit agreement with the Company's senior lenders, Rice loaned the Company an additional $1,250,000. In exchange for this loan, the Company issued to Rice its 12.5% priority senior subordinated notes and additional warrants for the purchase of 42,377,173 shares of the Company's common stock (the "April 1998 Transaction"). The Company also issued to Rice additional warrants to purchase 8,475,638 shares of the Company's common stock as additional consideration for Rice's purchase of $250,000 of Series B Redeemable Preferred Stock in January, 1998. The total number of shares of common stock provided under these warrants may be reduced if a fairness opinion which has been requested from an independent financial advisor indicates that the number of shares issuable under the warrants is not fair to the Company's shareholders.

        Three members of the Board of Directors of the Company that approved the September 1997 Transaction, the January 1998 Transaction and the April 1998 Transaction are principals of Rice, Sangalis, Toole & Wilson, the manager of Rice.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The firm of Ernst & Young LLP served as the Company's independent public accountants for the fiscal year ended December 31, 1997, and, upon the unanimous recommendation of the Company's Board of Directors and its Audit Committee, the Company has selected them to act for the current fiscal year.

        Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will be available to respond to appropriate questions from shareholders and will have the opportunity to make a statement if they so desire.


                DEADLINE FOR SUBMISSION OF SHAREHOLDERS PROPOSALS

        Proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal office in Jacksonville, Florida, not later than January 31, 1999.

   THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN

   AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE METING AND YOUR COOPERATION WILL BE APPRECIATED.

                                   JOTAN, INC.
                               118 W. Adams Street
                          Jacksonville, Florida  32201

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Jotan, Inc., a Florida corporation, do hereby nominate, constitute, and appoint Raleigh C. Minor or Edward L. Lipscomb or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on June 10, 1998, at the 1998 Annual Meeting of its Shareholders, or at any adjournment thereof.

   Proposal No. 1: To elect the following as directors to serve one-year terms scheduled to end in conjunction with the next Annual Meeting of Shareholders or until his successor is elected and qualified:

      [ ]      For: Shea E. Ralph, Raleigh C. Minor and James D. Lumsden

      [ ]      Against all nominees

          To withhold authority as to any nominee(s), write name(s) in the space provided:
          ________________________________________________________________.

   Proposal No. 2:  To approve amending the Company's Articles of
   Incorporation to increase the number of authorized shares from 40,000,000 to 150,000,000.

               [ ]   FOR       [ ]  AGAINST       [ ]  ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever. Shares represented by this proxy will be voted in accordance with the specifications so made. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.



                                 _____________________________________________
                                 Signature

                                 _____________________________________________
                                 Signature if jointly held

                                 Dated:  ______________________, 1998


          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                   JOTAN, INC.
                               118 W. Adams Street
                          Jacksonville, Florida  32201

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of Jotan, Inc., a Florida corporation, do hereby nominate, constitute, and appoint Raleigh C. Minor or Edward L. Lipscomb or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Series A Convertible Preferred Stock, par value $.01 per share, of the Company, standing in my name on its books on June 10, 1998, at the 1998 Annual Meeting of its Shareholders, or at any adjournment thereof.

   Proposal No. 1: To elect the following as directors to serve one-year terms scheduled to end in conjunction with the next Annual Meeting of Shareholders or until his successor is elected and qualified:

        [ ]    For: Shea E. Ralph, Raleigh C. Minor and James D. Lumsden

        [ ]    Against all nominees

          To withhold authority as to any nominee(s), write name(s) in the space provided:
          _____________________________________________________.

   Proposal No. 2:  To approve amending the Company's Articles of
   Incorporation to increase the number of authorized shares from 40,000,000 to 150,000,000.

                [ ]  FOR       [ ]  AGAINST          [ ]  ABSTAIN

   In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        I hereby revoke any proxy or proxies heretofore given by me to any person or persons whatsoever. Shares represented by this proxy will be voted in accordance with the specifications so made. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.



                                 _____________________________________________
                                 Signature

                                 _____________________________________________
                                 Signature if jointly held

                                 Dated: _______________________, 1998


          PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY
                   USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                                                    EXHIBIT A


           ARTICLES OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                                       of
                                   JOTAN, INC.

        These Articles of Amendment are filed pursuant to Section 607.1006 of the Florida Business Corporation Act:

        1.   The name of the Corporation is Jotan, Inc.

        2. Section 4.1 of the Restated Articles of Incorporation of Jotan, Inc. has been amended in its entirety to read as follows:

                  Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is one hundred fifty million (150,000,000) shares of voting common stock having a par value of one cent ($0.01) per share, and ten million (10,000,000) shares of preferred stock having a par value of one cent ($0.01) per share. The Board of Directors shall have the authority to establish series of the preferred stock and, by filing the appropriate Articles of Amendment with the Department of State of the State of Florida, to establish the designation of each series and the variations in rights, preferences and limitations for each series.

        3. The above amendment was adopted by the Corporation's Board of Directors on ______________, 1998, by unanimous written consent pursuant to 607.0821, Florida Statutes, by the holders of the Corporation's Common Stock, voting separately as a class, and by the holders of the Corporation's Common Stock and Series A Convertible Preferred Stock, voting together as a class, on ________, 1998, at the annual meeting of shareholders. The number of votes cast for the amendment in each voting group entitled to vote thereon was sufficient for approval by that voting group.

        IN WITNESS WHEREOF, Jotan, Inc., has caused these Articles of Amendment to be signed by Edward L. Lipscomb, its Vice President, Chief Financial Officer and Secretary, on this ______ day of ____________, 1998.

                                 JOTAN, INC.



                                 By:__________________________________________
                                      Edward L. Lipscomb
                                      Vice President, Chief Financial Officer
                                      and Secretary